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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)     February 28, 2001
                                                  ------------------------------

                                  Advanta Corp.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                  0-14120                 23-1462070
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(State or Other Jurisdiction     (Commission             (IRS Employer
          of Incorporation)      File Number)            Identification No.)


         Welsh & McKean Roads,
P.O. Box 844, Spring House, Pennsylvania                      19477
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(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code       (215) 657-4000
                                                    ----------------------------


          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5. OTHER EVENTS.

         In connection with the sale of the mortgage business of Advanta Corp. ("Advanta"), Advanta National Bank ("ANB") sought approval by the Office of the Comptroller of the Currency (the "OCC") for a return of capital to its parent, Advanta, in the amount of $261 million. On February 28, 2001, the OCC approved the amount requested and, at the same time, ANB entered into an agreement with the OCC regarding restrictions on new business activities and product lines at ANB after the sale of the mortgage business and the resolution of outstanding ANB liabilities. The agreement also reduces the existing capital requirements for ANB and provides for prior OCC approval of any future dividends.

         Advanta Bank Corp., a subsidiary of Advanta through which Advanta conducts its business credit card operations, is unaffected by the agreement with the OCC.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)      Exhibits.

        99.1     Press Release dated March 1, 2001



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     Advanta Corp.
                                                     ---------------------------
                                                     (Registrant)


Date: March 1, 2001
                                            By:  /s/ Elizabeth H. Mai
                                                --------------------------------
                                                  Elizabeth H. Mai
                                                  Senior Vice President,
                                                  Secretary and General Counsel


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                                  EXHIBIT INDEX



Exhibit      Description                           Method of Filing
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
99.1         Press Release dated March 1, 2001     Filed electronically herewith